UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 26, 2019

Cleveland BioLabs, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
73 High Street Buffalo, NY 14203
(Address of Principal Executive Offices and zip code)

(716) 849-6810
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cleveland BioLabs, Inc. (the "Company") held its Annual Meeting of Stockholders on April 26, 2019 (the "2019 Annual Meeting") in Buffalo, New York. The results of matters submitted to a stockholder vote at the 2019 Annual Meeting are as follows:

Proposal 1: Election of Directors. Seven nominees were elected to serve on the Company's board of directors until the next annual meeting of stockholders and until their successors are elected and qualified with the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes
Alexander Andryushechkin	7,201,130	52,955	3,389,788
Anna Evdokimova	7,201,384	52,701	3,389,788
Ivan Fedyunin	7,202,060	52,025	3,389,788
Ivan Persiyanov	7,201,603	52,482	3,389,788
Randy S. Saluck	7,211,425	42,660	3,389,788
Daniil Talyanskiy	7,201,168	52,917	3,389,788
Lea Verny	7,204,446	49,639	3,389,788
Proposal 2: Ratification of Meaden & Moore, Ltd. as the independent registered public accounting firm for fiscal year ending December 31, 2019. The selection of Meaden & Moore, Ltd. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified with the votes set forth below:

For	Against	Abstain
10,403,842	98,432	141,599

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: April 29, 2019	By: /s/ YAKOV KOGAN
Name: Yakov Kogan
Title: Chief Executive Officer